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                                  EXHIBIT 10.9

               UNSECURED PROMISSORY NOTE, DATED FEBRUARY 26, 1997

            BETWEEN MIRAGE COLLECTION, INC. AND MANHATTAN WEST, INC.
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                           UNSECURED PROMISSORY NOTE
                           -------------------------

$46,997                                                        February 26, 1997

          FOR VALUE RECEIVED, MIRAGE COLLECTION, INC., a Nevada corporation (the "Debtor"), hereby promises to pay to the order of MANHATTAN WEST, INC., a California corporation ("Payee"), at a place to be designated by Payee or any subsequent holder hereof, the principal sum of FORTY SIX THOUSAND NINE HUNDRED NINETY SEVEN DOLLARS ($46,997.00). The unpaid principal balance shall bear interest from February 26, 1997 at the rate of ten percent (10%) per annum and shall be payable in quarterly installments, commencing on May 26, 1997, and proceeding on a quarterly basis thereafter until all sums owing under this Note
are paid in full.   All sums due under this Note, including all unpaid principal and interest, shall be payable on or before 2/26/2000. The unpaid principal balance hereof shall bear no interest unless and until the Debtor shall default on his obligations hereunder. If an Event of Default, as defined hereinbelow, does occur, this Note shall bear interest at the rate of ten (10%) per annum commencing with the date of the Event of Default. Thereafter, the remaining principal and interest hereunder shall be due and payable (whether at maturity, by acceleration, or otherwise) and thereafter, on demand. Prior to an Event of Default, each payment shall be applied to the principal. After an Event of Default, each payment shall be applied to interest first and then principal second. Interest shall be calculated on the basis of a 365-day year. In no event shall the rate of interest hereunder exceed the maximum interest rate permitted by applicable law.

          If the Debtor shall fail to make any payment herein on the date provided for (and such default shall continue for a period of 10 days), or if the Debtor shall make an assignment for the benefit of creditors or make or send a notice of intended bulk transfer, or if a meeting of creditors is convened or a committee of creditors is appointed for, or any petition or proceeding for any relief under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation, or dissolution law or statute now or hereunder in effect (whether at law or in equity) is filed or commenced by or against the Debtor or any property of the Debtor, or if any trustee or receiver is appointed for the Debtor or any such property (collectively, an "Event of Default") then and in any such event (in addition to all rights and remedies of the Payee under the Agreement, applicable law and otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively, and concurrently), the Payee may, at its option, declare all amounts owing under this Note to be due and payable, whereupon the maturity of the then unpaid balance thereof shall be accelerated and the same, together with all interest accrued thereon, if any, shall forthwith become due and payable.

          Payee has the option, at any time, to convert the balance due and owing to it into shares of Common Stock of Debtor at the rate of $0.50 per share.

          The Debtor and all endorsers, guarantors, and sureties hereof hereby severally waive diligence, demand, presentment, protest, and notice of any kind, and assent to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

          The Debtor may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium and each such prepayment shall be applied to the installments of principal hereunder in the inverse order of maturity.

          This Note may not be changed, modified, or terminated orally, but only by an agreement in writing signed by the party to be charged.

          In the event the Payee or any holder hereof shall refer this Note to an attorney for collection, the Debtor agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorneys' fees, whether or not suit is instituted.

          In the event of any litigation with respect to any of the Note, the Debtor waives the right to a trial by jury and all rights of set-off and rights to interpose counterclaims and cross-claims. The Debtor hereby irrevocably consents to

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the jurisdiction of the courts of the State of California and of any Federal court located in such State, and further irrevocably consent to venue in Orange County, California in connection with any action or proceeding arising out of or relating to the Note. This Note shall be governed by California law.


Payee                                           Debtor

    /s/   DAVID BAHR                               /s/   SAIMA KHAN
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MANHATTAN WEST, INC.,                           MIRAGE COLLECTION, INC.,
a California corporation                        a Nevada corporation
                                                By:   Saima Khan
                                                Its:  President

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